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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 26, 2001
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                               GALEY & LORD, INC.
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              Exact name of registrant as specified in its charter

                DELAWARE                                  56-1593207
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     State or other jurisdiction of             IRS Employer Identification No.
     incorporation or organization


    980 Avenue of the Americas, New York, New York                   10018
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       Address of principal executive offices                       Zip Code

                                  212/465-3000
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               Registrant's telephone number, including area code

                                 Not Applicable
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             Former name, former address and former fiscal year, if
                           changed since last report.
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Item 5.   Other Events.

Incorporated by reference herein and attached as an exhibit hereto is the press release of Galey & Lord, Inc. (the "Company") dated July 26, 2001 (the "Press Release"), announcing a series of strategic initiatives due to the continuing difficult business environment.

Additional Information

The actions mentioned in the Press Release will result in pretax charges of $70 million to $80 million in the September quarter 2001 including $50 million to $54 million dollars related to fixed asset and goodwill impairments and $20 million to $26 million representing cash costs related to severance, lease obligations, inefficiencies during closure, cash losses associated with completing garment customer orders and relocation of equipment to other facilities. The majority of these charges will be incurred in the September quarter 2001. Costs to relocate and start up equipment as well as the cost to ready equipment for sale will be expensed as incurred after September 2001.

Of the $70 million to $80 million pretax charges, approximately $34 million to $38 million will relate to the closure of Galey & Lord Service Company, N.A., the Company's garment making operation in Mexico. Approximately $20 million to $22 million will be non-cash charges related to fixed asset and goodwill impairments with the remaining $14 million to $16 million representing cash costs.

The remainder of the charges, approximately $36 million to $42 million, will relate to the closure of certain greige fabric manufacturing operations. Approximately $30 million to $32 million will be non-cash charges related to fixed asset and goodwill impairments with the remaining $6 million to $10 million representing cash costs.

Total employees to be terminated as a result of the above actions is approximately 3,300 in Mexico and 500 in the U.S.

The Company expects to avoid cash losses of approximately $6 million to $9 million in fiscal 2002 by closing its garment operations. The greige manufacturing rationalization will allow the Company to avoid approximately $4.5 million of curtailment costs in fiscal 2002, and headcount reductions unrelated to plant closings are projected to save approximately $4.5 million annually.

Forward-Looking Statements

This Form 8-K contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, competitive and economic factors in the textile, apparel and home furnishings markets, raw material and other costs, the level of the Company's indebtedness, interest rate fluctuations, weather-related delays, general economic conditions, governmental legislation and regulatory changes, the long-term implications of regional trade blocs and the effect of quota phase-out and lowering of tariffs under the WTO trade regulations and other risks and uncertainties that may be detailed herein or from time to time in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and in its other reports filed with the Securities and Exchange Commission.
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Exhibits
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1.   Press Release dated July 26, 2001
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   Galey & Lord, Inc.
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                                                      (Registrant)





                                           /s/ Leonard F. Ferro
                                           -----------------------------------
                                           Leonard F. Ferro
                                           Vice President





   July 26, 2001
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      Date